Exhibit 4.76

PRIME ACQUISITION CORP.

No. 322, Zhongshan East Road

Shijianhuang

Hebei Province, 050011

December 15th, 2014

Prime Luxembourgh S.A.R.L.

5, rue Eugene Ruppers

L-2453 Luxemburg

Cesare Lanati

Via Newton No. 9

20090 Assago (MI)

Italy

Stefano Lanati

Via Newton No. 9

20090 Assago (MI)

Italy

Davide Rigamonti

Via Newton No. 9

20090 Assago (MI)

Italy

Bell Real Estate, S.r.l.

Via Newton No. 9

20090 Assago (MI)

Italy

IGS S.r.l.

Via Newton No. 9

20090 Assago (MI)

Italy

Re:       Termination of Transaction Value Agreement

Dear Sir or Madam:

Reference is made to the Transaction Value Agreement dated September 30, 2013 (the “Agreement”) by and among Prime Acquisition Corp. (the “Company”), Prime Luxembourg S.A.R.L., Cesare Lanati, Stefano Lanati, Davide Rigamonti, Bell Real Estate S.r.l., and IGS S.r.l.. Capitalized terms used in the Agreement but not defined herein shall have the same meaning as in the Agreement.

As we have discussed, we would all like to terminate the Agreement.

Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of us, by signing below, we each agree to terminate the Agreement effective as of the date hereof (the “Termination Date”) and the Agreement is of no further force or effect as of the date hereof.

Very truly yours,

PRIME ACQUISITION CORP.

By: /s/ William Yu

Name: William Yu

Title: Interim CEO

1

By signing below, each of us agrees to the termination of the Agreement.

PRIME LUXEMBOURG S.A.R.L.

By: /s/ William Yu

Name: William Yu

Title: Class A Manager

By: /s/ Richard Brekelmans

Name: Richard Brekelmans

Title: Class B Manager

/s/ Cesare Lanati

Cesare Lanati

/s/ Stefano Lanati

Stefano Lanati

/s/ Davide Rigamonti

Davide Rigamonti

BELL REAL ESTATE S.R.L.

By: /s/ Cesare Lanati

Name: Cesare Lanati

Title:

IGS S.R.L.

/s/ Gianluca Mattei

Name: Gianluca Mattei

Title:

2